UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): APRIL 27, 2008

ISOLAGEN, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On April 27, 2008, Mr. Ralph V. De Martino advised Isolagen, Inc. (“Isolagen”) that he was withdrawing his name from consideration as a nominee for re-election to the Board of Directors.

On April 28, 2008, Mr. Steven Trider was appointed to the position of Senior Vice President and General Manager of Agera Laboratories, Inc. (“Agera”), a subsidiary of Isolagen, Inc. (“Isolagen”), and resigned as Senior Vice President of Isolagen. On such date, Agera entered into an employment agreement (the “Agreement”) with Mr. Trider, which replaced and superseded his prior employment agreement with Isolagen. The Agreement is for a term ending on June 30, 2009 and provides for an annual salary of $175,000 plus commission payments based on Agera’s gross profits of up to an additional $125,000. Upon termination of the Agreement without cause, Mr. Trider is entitled to a severance payment equal to the lesser of $125,000 or his base salary for the remainder of the term of the Agreement.

(c) Not applicable.

(d) Not applicable.

(e) Not applicable.

(f) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: April 29, 2008

By: /s/ Todd J. Greenspan
Todd J. Greenspan,
Chief Financial Officer